Exhibit 10.3

IMPAX LABORATORIES, INC.

STOCK OPTION AGREEMENT
As an inducement material to the decision by you (the “Optionee”) to accept employment with Impax Laboratories, Inc. (the “Company”) and pursuant to your grant notice (the “Grant Notice”), this Stock Option Agreement (the “Agreement”) and that certain Employment Agreement entered into between you and the Company effective as of March 24, 2017 (the “Employment Agreement”), the Company has granted you (the “Optionee”) a nontransferable option to purchase the number of shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), indicated in the Grant Notice (collectively, the “Option”). This Option is made and granted as a stand-alone award and is not granted under or pursuant to the Company’s Third Amended and Restated 2002 Equity Incentive Plan (the “Plan”). However, unless otherwise defined herein, capitalized terms in this Agreement shall have the meaning ascribed in the Plan.
1.    Grant of Option. The Company has granted Optionee a nontransferable Option to purchase the number of Shares of the Company’s Common Stock as indicated in the Grant Notice at the exercise price set forth in the Grant Notice. The Option is made and granted as a stand-alone award, separate and apart from, and outside of, the Plan, and shall not constitute an award granted under or pursuant to the Plan. Notwithstanding the foregoing, the terms, conditions and definitions set forth in the Plan shall apply to the Option as though the Option had been granted under the Plan (including but not limited to the adjustment provision contained in Section 10.1 of the Plan), and the Option shall be subject to such terms, conditions and definitions, which are hereby incorporated into this Agreement by reference. For the avoidance of doubt, the Option shall not be counted for purposes of calculating the aggregate number of shares of Common Stock that may be issued under the Plan as set forth in Section 3.1 of the Plan or for purposes of calculating the limits with respect to the Optionee under Section 3.2 of the Plan. In the event of any inconsistency between the Plan and this Agreement, the terms of this Agreement shall control.

2.    Employment Inducement Grant. The Option is intended to constitute an “employment inducement grant” under NASDAQ Listing Rule 5635(c)(4), and consequently is intended to be exempt from the NASDAQ rules regarding shareholder approval of stock option and stock purchase plans. This Agreement and the terms and conditions of the Option shall be interpreted in accordance and consistent with such exemption.

3.    Right to Exercise. During Optionee’s continuous service with the Company or any of its Affiliates (hereinafter “Continuous Service”), this Option shall vest and become exercisable in accordance with the terms of the Grant Notice. In addition, this Option shall be subject to accelerated vesting and exercisability as provided in, and subject to the terms and conditions of, the Employment Agreement. Subject to earlier termination, to the extent that this Option has become vested and exercisable with respect to the Shares covered thereby, this Option may thereafter be exercised by Optionee, in whole or in part, at any time or from time to time prior to the date of the expiration of this Option.

4.    Restriction on Exercise. This Option may not be exercised unless such exercise is in compliance with the Securities Act and the regulations promulgated thereunder and all applicable state securities laws as they are in effect on the date of exercise, and the requirements of any stock exchange or national market system on which the Company’s Common Stock may be listed at the time of exercise.

5.    Termination of Service. Except as provided below in this Section 5 or the Employment Agreement, this Option shall terminate and may not be exercised if Optionee’s Continuous Service is terminated for any reason whatsoever. Optionee’s service shall not be deemed to have terminated if Optionee is transferred from the Company to one of its Affiliates, or vice versa, or from one of the Company’s Affiliates to another one of the Company’s Affiliates. The Board, or the Committee, if applicable, shall have discretion to determine whether Optionee’s Continuous Service with the Company or any of its Affiliates has terminated and the effective date on which such termination occurred (the “Termination Date”).

5.1    Death/Disability. If Optionee’s Continuous Service is terminated due to death or Disability, that portion of this Option that is exercisable (minus the number of Shares previously purchased upon exercise of this Option) on the Termination Date shall remain exercisable until the earlier of the date of the expiration of this Option or the first anniversary of the Termination Date and, to the extent not exercised during such period, shall thereupon terminate. Optionee’s executor, administrator, guardian or custodian, as the case may be, must present proof of his or her authority satisfactory to the Company prior to being allowed to exercise this Option.

5.2    Other Termination. If Optionee’s Continuous Service terminates for any reason other than death, Disability, or Cause, that portion of this Option that is exercisable (minus the number of Shares previously purchased upon exercise of this Option) on the Termination Date shall remain exercisable until the earlier of the date of the expiration of this Option or the end of the 30 day period commencing on the Termination Date and, to the extent not exercised during such period, shall thereupon terminate. Notwithstanding the foregoing, this Option shall be subject to extended exercisability as provided in, and subject to the terms and conditions of, the Employment Agreement.

5.3    Cause. Notwithstanding anything herein to the contrary, if Optionee’s Continuous Service is terminated for Cause (as defined in the Employment Agreement) (or the Optionee’s Continuous Service terminates at a time when grounds for a termination for Cause exist), this Option (whether or not otherwise vested) shall terminate and cease to be exercisable in its entirety as of the Termination Date.

6.    Change of Control. The following shall apply in the event of a change of control.

6.1    Dissolution or Liquidation. In the event of a dissolution or liquidation of the Company, then this Option shall terminate if not exercised immediately prior to, or simultaneous with, such event.

6.2    Asset Sale, Merger, Consolidation or Reverse Merger. In the event of (i) a sale of all or substantially all of the assets of the Company, (ii) a merger in which the Company is not the surviving corporation, or (iii) a reverse merger in which the Company is the surviving corporation but the shares of Common Stock of the Company outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise, then any surviving corporation or acquiring corporation shall assume this Option or shall substitute a similar award (including an award to acquire the same consideration paid to the stockholders in the transaction described in this Section 6.2 for this Option). In the event any surviving corporation or acquiring corporation refuses to assume this Option or to substitute similar awards for this Option, then the vesting of this Option shall be accelerated in full and may be exercised with respect to up to 100% of the total number of Shares then subject to this Option minus the number of Shares previously purchased upon exercise of this Option, and this Option shall terminate if not exercised at or prior to such event.

6.3    Other Change of Control. In the event of the happening of any of the following events: (i) a change within a twelve-month period in the holders of more than 50% of the outstanding voting stock of the Company (other than by means provided for in Section 6.2 above and as provided for in Section 10.3 of the Plan); or (ii) any other event deemed to constitute a “Change of Control” (other than by means provided for in Sections 6.1 and 6.2 above and as provided for in Sections 10.2 and 10.3 of the Plan) by the Board, or the Committee, as applicable, then the vesting of this Option shall be accelerated in full and may be exercised with respect to up to 100% of the total number of Shares then subject to this Option minus the number of Shares previously purchased upon exercise of this Option, and this Option shall terminate if not exercised at or prior to such event.

7.    Manner of Exercise.

7.1    Exercise. To the extent exercisable under the provisions of this Option, this Option may be exercised by delivery to the Company of an executed written notice of exercise to the Company’s Chief Compliance Trading Office stating the number of full Shares with respect to which it is being exercised, and accompanied by payment of the exercise price for the number of Shares being purchased, together with payment of the amount, if any, required by the Company to satisfy its tax withholding obligations resulting from such exercise.

7.2    Payment of Exercise Price. To the extent permitted by applicable law, payment for the Shares may be made (i) in cash (or by check), (ii) by delivery (physically or by attestation) of shares of Common Stock of the Company having a Fair Market Value equal to the exercise price of this Option that have been owned by Optionee for such period of time, if any, necessary to avoid giving rise to an accounting charge (and which have been paid for within the meaning of Rule 144 promulgated under the Securities Act), or were obtained by Optionee in the open public market and are free and clear of all liens, security interests and third-party claims and accompanied by an assignment of such shares of Common Stock to the Company, (iii) at the discretion of the Board or the Committee, as applicable, by a “net exercise” method under which the Company reduces the number of shares issued upon exercise of this Option by the largest whole number of shares with a Fair Market Value as of the date of exercise that does not exceed the aggregate exercise price, (iv) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds, or (v) in any other manner as determined by the Board, or the Committee, as applicable.

7.3    Withholding Taxes.

7.3.1    Optionee hereby authorizes the Company to withhold from payroll and any other amounts payable to Optionee, and Optionee otherwise agrees to make adequate provision for (including by means of a cashless exercise to the extent permitted by the Company), any sums required to satisfy the federal, state, local, foreign, and any other tax withholding obligations of the Company or any of its Affiliate, if applicable, which arise in connection with this Option.

7.3.2    Upon Optionee’s request, subject to compliance with any applicable conditions or restrictions of law and at the discretion of the Board or Committee, as applicable, the Company may (but shall be under no obligation to) withhold from Shares otherwise issuable to Optionee upon the exercise of this Option, a number of whole Shares having a Fair Market Value, determined by the Company as of the date of exercise, to satisfy up to the maximum statutory tax withholding obligations of the Company or any of its Affiliates, as applicable.

7.4    Issuance of Shares/Stockholder Rights. Provided that such notice and payment are in form and substance satisfactory to the Company and counsel for the Company, the Company has received payment for the Shares and the applicable tax withholding obligations with respect to the exercise has been made or provided for, the Company shall cause the Shares to be issued in the name of Optionee or Optionee’s legal representative. Neither Optionee nor any person entitled to exercise Optionee’s rights in the event of death will have any of the rights of a stockholder with respect to the Shares except to the extent that certificates for such Shares shall have been issued upon the exercise of this Option.

8.    Nontransferability of Option. This Option may not be transferred in any manner other than by will or by the law of descent and distribution and may be exercised during the lifetime of Optionee only by Optionee.

9.    Independent Tax Advice. Optionee agrees that Optionee has or will obtain the advice of independent tax counsel regarding the federal and state income tax consequences of the receipt and exercise of this Option and of the disposition of Shares acquired upon exercise hereof, including advice regarding the imposition of the alternative minimum tax on tax preferences generated by exercise of stock options and regarding any holding period requirements for preferential tax treatment. OPTIONEE ACKNOWLEDGES THAT HE OR SHE HAS NOT RELIED AND WILL NOT RELY UPON ANY ADVICE OR REPRESENTATIONS BY THE COMPANY OR BY ITS EMPLOYEES OR REPRESENTATIVES WITH RESPECT TO THE TAX TREATMENT OF THIS OPTION OR ANY SHARES ISSUED PURSUANT HERETO.

10.    Optionee Service. Nothing in this Agreement shall limit the right of the Company or any of its Affiliates to terminate the Optionee’s service as an officer, employee, director or consultant of the Company or otherwise impose upon the Company or any of its Affiliates any obligation to employ or accept the services of the Optionee.

11.    Interpretation. The Board, or the Committee, as applicable, will have the power to interpret this Agreement and to adopt such rules for the administration, interpretation, and application of this Agreement as are consistent therewith and to interpret or revoke any such rules. All actions taken and all interpretations and determinations made by the Board or the Committee, as applicable, will be final and binding upon Optionee or Optionee’s legal representatives, the Company, and all other interested persons.

12.    Arbitration. Any dispute or disagreement between Optionee and the Company with respect to any portion of this Option or its validity, construction, meaning, performance or Optionee’s rights hereunder shall be settled by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association or its successor, as amended from time to time. However, prior to submission to arbitration, Optionee will attempt to resolve any disputes or disagreements with the Company over this Option amicably and informally, in good faith, for a period not to exceed two weeks. Thereafter, the dispute or disagreement will be submitted to arbitration. At any time prior to a decision from the arbitrator(s) being rendered, Optionee and the Company may resolve the dispute by settlement. Optionee and the Company shall equally share the costs charged by the American Arbitration Association or its successor, but Optionee and the Company shall otherwise be solely responsible for its own respective counsel fees and expenses. The decision of the arbitrator(s) shall be made in writing, setting forth the award, the reasons for the decision and award and shall be binding and conclusive on Optionee and the Company. Further, neither Optionee nor the Company shall appeal any such award. Judgment of a court of competent jurisdiction may be entered upon the award and may be enforced as such in accordance with the provisions of the award.

13.    Entire Agreement/Amendment/Choice of Law. The Grant Notice, this Agreement and the Employment Agreement constitute the entire understanding between the Company and the Optionee with respect to the subject matter hereof. No amendment, supplement or waiver of this Agreement, in whole or in part, shall be binding upon the Company unless in writing and signed by a duly authorized officer of the

Company with the approval of the Board, or the Committee, as applicable. This Agreement and the performances of the parties hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

14.    Section 409A. This Agreement and the Grant Notice shall be interpreted in accordance with the requirements of Section 409A of the Code. The Board or the Committee, as applicable, may, in its discretion, adopt such amendments to this Agreement or the Grant Notice or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Board or the Committee determines are necessary or appropriate to comply with the requirements of Section 409A of the Code or an available exemption thereof; provided, however, that the Board and/or the Committee shall have no obligation to take any such action(s) or to indemnify any person from failing to do so.

15.    Receipt of Documents. Optionee acknowledges receipt of, and understands and agrees to, the Grant Notice and this Agreement. Optionee also acknowledges receipt of the Third Amended and Restated 2002 Equity Incentive Plan.

16.    Execution of Documents. Optionee hereby acknowledges and agrees that the manner selected by the Company by which Optionee indicates his consent to the Grant Notice is also deemed to be Optionee’s execution of this Agreement. Optionee agrees upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of this Option. Optionee acknowledges and agrees that he has reviewed this Option in its entirety, has had an opportunity to obtain the advice of counsel prior to executing and accepting this Option and fully understand all provisions of this Option.

17.    Severability. If all or any part of the Grant Notice, this Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of the Grant Notice, this Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Agreement (or part of such a Section) so declared to be unlawful or invalid will, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

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